UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest
event reported) March 28, 2008

SINCLAIR BROADCAST GROUP, INC.

(Exact name of registrant)

Maryland	000-26076	52-1494660
(State of organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10706 Beaver Dam Road

Cockeysville, MD  21030

(Address of principal executive offices and zip code)

(410) 568-1500

(Registrant’s telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SINCLAIR BROADCAST GROUP, INC.

Item 1.01 Entry into a Material Definitive Agreement.

On March 28, 2008, Sinclair Broadcast Group, Inc. (the “Company”) and Beaver Dam Limited Liability Company, a Maryland limited liability company (“Beaver Dam”), entered into a new lease agreement, with an effective date of January 1, 2008 (the “Lease Agreement”).  Certain of the Company’s controlling shareholders, Frederick Smith, J. Duncan Smith and Robert E. Smith are also controlling shareholders of Beaver Dam.  Beaver Dam owns office space that the Company has previously leased from Beaver Dam for the Company’s corporate headquarters pursuant to five lease agreements entered into prior to the entering into of the Lease Agreement.  The Lease Agreement expires on December 31, 2017.  The Lease Agreement provides for the rental of an aggregate of 66,551 square feet for an aggregate annual rental payment of $1,489,897 in 2008, subject to annual increases.  The Lease Agreement is filed herewith as Exhibit 10.1.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Lease Agreement or the transactions contemplated by the Lease Agreement.  The foregoing description is qualified in its entirety by reference to the Lease Agreement, a copy of which is attached hereto as Exhibit 10.1 and which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1 Agreement of Lease between Beaver Dam Limited Liability Company and Sinclair Broadcast Group, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINCLAIR BROADCAST GROUP, INC.

	By:	/s/ David R. Bochenek
	Name:	David R. Bochenek
	Title:	Chief Accounting Officer
Dated: April 3, 2008